UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2021

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of RSUs (as defined below) to each of Kim Rivers, our President and Chief Executive Officer, and Jason Pernell, our Chief Information Officer, is incorporated by reference into this Item.

The RSU awards are exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) and/or Regulation D under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2021 (the “Grant Date”), Trulieve Cannabis Corp. (the “Company”) entered into a Restricted Share Unit Award Agreement with each of Ms. Rivers (the “Rivers Agreement”) and Mr. Pernell (the “Pernell Agreement” and together with the Rivers Agreement, the “RSU Agreements”). Mr. Pernell is a member of the Company’s senior leadership team, but is not the principal executive officer, principal financial officer or a named executive officer of the Company. Pursuant to the Rivers Agreement, the Company granted Ms. Rivers an award of 2,285,178 restricted share units (“RSUs”) to replace the compensatory warrant to purchase 2,811,159 subordinate voting shares of the Company at an exercise price of C$6.00 per share that was issued to Ms. Rivers on September 21, 2018. Pursuant to the Pernell Agreement, the Company granted Mr. Pernell an award of 618,901 RSUs to replace the compensatory warrant to purchase 761,356 subordinate voting shares of the Company at an exercise price of C$6.00 per share that was issued to Mr. Pernell on September 21, 2018. Upon execution of the RSU Agreements, the compensatory warrants issued to Ms. Rivers and Mr. Pernell were terminated and cancelled. The Company made cash payments of $2,500,000 and $625,000 to Ms. Rivers and Mr. Pernell, respectively, as consideration for the termination and cancellation of the compensatory warrants. These cash payments will cover, in part, applicable tax withholding requirements.

Each RSU represents the right to receive, upon settlement of the unit, one subordinate voting share of the Company. The RSUs were fully vested on the Grant Date and will settle within sixty (60) days following the third anniversary of the Grant Date. The Company has agreed to indemnify each of Ms. Rivers and Mr. Pernell for any tax liabilities arising solely from the replacement of the compensatory warrants with the RSUs, specifically including any tax liabilities or penalties arising under Section 409A of the Internal Revenue Code, but excluding applicable income or withholding taxes related settlement of the RSUs without regard to the replacement of the compensatory warrants with the RSUs.

The foregoing description of the RSU Agreements are qualified in their entirety by the text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and the terms of which are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restricted Share Unit Award Agreement dated as of September 15, 2021 by and between Trulieve Cannabis Corp. and Kim Rivers

10.2	Restricted Share Unit Award Agreement dated as of September 15, 2021 by and between Trulieve Cannabis Corp. and Jason Pernell

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: September 17, 2021